Exhibit 10.64

# SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT (the "Amendment"), dated October 1, 2007, is entered into by and among Langer, Inc., Silipos, Inc., Twincraft, Inc., Regal Medical, Inc. (each a "Borrower" and collectively, the "Borrowers"), and WACHOVIA BANK, NATIONAL ASSOCIATION (the "Lender").

## RECITALS

The Borrowers and the Lender are parties to a Loan and Security Agreement dated May 11, 2007 (as amended from time to time, the "Loan Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Loan Agreement unless otherwise specified.

The Borrowers have requested that certain amendments be made to the Loan Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Section 1.32 of the Loan Agreement shall be deleted in its entirety and restated as follows:

"Existing Letters of Credit" shall mean, collectively, the letters of credit and/or banker's acceptances issued for the account of a Borrower or Guarantor or for which such Borrower or Guarantor is otherwise liable listed on Schedule 1.32 hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced."

2. Section 1.53 of the Loan Agreement shall be deleted in its entirety and restated as follows:

"Letters of Credit" shall mean all letters of credit (whether documentary or stand-by and whether for the purchase of inventory, equipment or otherwise) and banker's acceptances issued by Lender for the account of any Borrower pursuant to this Agreement, and all amendments, renewals, extensions or replacements thereof and including, but not limited to, the Existing Letters of Credit."

3. Section 3.6(a) of the Loan Agreement shall be deleted in its entirety and restated as follows:

"(a) In the case of Letters of Credit, Borrowers shall pay to Lender a fee at a rate equal to two (2%) percent per annum on the average daily maximum amount available to be drawn under all of such Letters of Credit for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, computed for each day from the date of issuance to the date of expiration; except that Borrowers shall

pay, at Lender's option, without notice, such fee at a rate two (2%) percent greater than the otherwise applicable rate on such average daily maximum amount for: (a) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrowers) and (b) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender. Such letter of credit fees shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement."

4. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Loan Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

5. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof.

6. Representations and Warranties. The Borrowers hereby represent and warrant to the Lender as follows:

(a) The Borrowers have all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments has been duly executed and delivered by the Borrowers and constitute the legal, valid and binding obligation of the Borrowers, enforceable in accordance with its terms.

(b) The execution, delivery and performance by the Borrowers of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrowers, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrowers are a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in Section 8 of the Loan Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

7. References. All references in the Loan Agreement to "this Agreement" shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in the Security Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

8. No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Loan Agreement or a waiver of any breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

9. Costs and Expenses. The Borrowers hereby reaffirm its agreement under the Loan Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrowers specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrowers hereby agree that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrowers, make a loan to the Borrowers under the Loan Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

10. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

**WACHOVIA BANK, NATIONAL ASSOCIATION**

By: ______________________
Herb Korn, Director

**LANGER, INC.**

By: ______________________
W. Gray Hudkins, President

**SILIPOS, INC.**

By: ______________________
W. Gray Hudkins, President

**TWINCRAFT, INC.**

By: ______________________
W. Gray Hudkins, President

**Signatures Continued on Next Page**

**REGAL MEDICAL, INC.**

By: ______________________
W. Gray Hudkins, President